Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 3, 2024, except for the third paragraph of Note 13, as to which the date is July 15, 2024, with respect to the financial statements of Artiva Biotherapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California
July 22, 2024